                                                                     eXHIBIT 3.2

                                 ARTICLES OF MERGER

                                          OF

                          HEALTHCARE COMPUTING SYSTEMS, INC.

                                         INTO

                                  CAREFLOW NET, INC.

                          ---------------------------------

The undersigned, pursuant to the provisions of Chapter 31, Article 1, Section 38 of the West Virginia Code, do hereby adopt and execute the following Articles of
Merger:

ARTICLE ONE

    Annexed hereto is the Plan of Merger for merging HEALTHCARE COMPUTING SYSTEMS, INCORPORATED, a business corporation of the State of West Virginia, (the "terminating corporation"), with and into CAREFLOW NET, INC., a business corporation of the State of Delaware, (the "surviving corporation").

    The Plan of Merger was approved by the shareholders of the undersigned terminating corporation in the manner prescribed by Chapter 31, Article 1,
    Section 117 of the Code of West Virginia, and by the sole director of the undersigned surviving corporation in the manner prescribed by the laws of the State Delaware.

    The laws of the State of Delaware permit such a merger.

ARTICLE TWO

    The number of outstanding shares entitled to vote of the terminating corporation is 1,200.

    The number of shares voted for such plan of merger is 1,200.

    The number of shares voted against such plan of merger is 0.

ARTICLE THREE

    The number of outstanding shares entitle to vote of the surviving corporation is 0.

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ARTICLE FOUR

    The surviving corporation hereby agrees that it will promptly pay to the dissenting shareholders of such terminating corporation the amount, if any, to which they shall be entitled under the provisions of Chapter 31, Article 1, Section 123 of the Code of West Virginia with respect to the rights of the dissenting shareholders.

    The surviving corporation hereby agrees that it may be served with process in the State of West Virginia in any proceeding for the enforcement of any obligation of the terminating corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such terminating corporation against the surviving corporation.

    The surviving corporation irrevocably appoints the Secretary of State of West Virginia as its agent to accept service of process in any such proceeding.

    The address within the State of West Virginia to which the Secretary of State of the State of West Virginia shall transmit any such process accepted by him as such agent is:

              CAREFLOW NET, INC.
              235 High Street, Suite #410
              Morgantown, West Virginia  26505

Dated  Feb. 4, 1997

                                  HEALTHCARE COMPUTING SYSTEMS,
                                  INCORPORATED
[Corporate seal]

                                  By: /s/ V. Jagannathan
                                     -------------------------------
                                     Vice-President
Attest:


Robert R. Shank
-----------------------
Secretary
                                  CAREFLOW NET, INC.

[Corporate seal]

                                  By: /s/ J. Calvin Kaylor
                                     -------------------------------
                                     President
Attest:

Robert R. Shank
------------------------
Assistant Secretary

STATE OF WEST VIRGINIA  )
                        )SS.:
COUNTY OF     MONONGALIA     )



I, Susan C. Mazko, a notary public in and for the State and County aforesaid, do hereby certify that on this 4th day of February, 1997, personally appeared before me V. Jagannathan, who, being by me first duly sworn, declared that he is the President [Vice-President] of HEALTHCARE COMPUTING SYSTEMS, INCORPORATED, that he signed the foregoing document as President [Vice-President] of the corporation, and that the statements therein contained are true.


/s/ Susan C. Mazko
------------------------
Notary Public

[Notarial seal]











STATE OF WEST VIRGINIA   )
                        )SS.:
COUNTY OF     MONONGALIA     )



I, Susan C. Mazko, a notary public in and for the State and County aforesaid, do
hereby certify that on this 4th day of        February, 1997, personally
appeared before me J. Calvin Kaylor, who, being by me first duly sworn, declared that he is the President [Vice-President] of CAREFLOW NET, INC., that he signed the foregoing document as President [Vice-President] of the corporation, and that the statements therein contained are true.


/s/ Susan C. Mazko
------------------------
Notary Public

[Notarial seal]



                                         -3-
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PLAN OF MERGER of HEALTHCARE COMPUTING SYSTEMS, INCORPORATED, a business corporation of the State of West Virginia, and CAREFLOW NET, INC., a business corporation of the State of Delaware (together, the "constituent corporations").

    1. HEALTHCARE COMPUTING SYSTEMS, INCORPORATED (the "terminating corporation") and CAREFLOW NET, INC. (the "surviving corporation") shall, pursuant to the provisions of the West Virginia Corporation Act and the Delaware General Corporation Law, be merged into a single corporation, to wit, CAREFLOW NET, INC., which shall be the surviving corporation upon the effective date of the merger, and which shall continue to exist under its present name pursuant to the provisions of the Delaware General Corporation Law. The separate corporate existence of HEALTHCARE COMPUTING SYSTEMS, INCORPORATED shall cease upon the effective date in accordance with the provisions of the West Virginia Corporation Act.

    2. The Certificate of Incorporation of the surviving corporation as in force and effect at the effective date of the merger will be the Certificate of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended in the manner prescribed by the provisions of the Delaware General Corporation Law.

    3. The By-laws of the surviving corporation as in force and effect at the effective date of the merger will be the By-laws of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Delaware General Corporation Law.

    4. The directors and officers of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers, respectively, of the surviving corporation, all of whom shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-laws of the surviving corporation.

    5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one thousand (1,000) shares of the surviving corporation. The shares of the surviving corporation shall not be converted, there being no such shares issued.


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    6.   The Plan of Merger herein made and approved shall be submitted to the shareholders entitled to vote of the terminating corporation for their approval or rejection in the manner prescribed by the West Virginia Corporation Act.

    7. No vote of shareholders of the surviving corporation is necessary to authorize the Plan of Merger herein made and approved as no shares of the stock of the surviving corporation were issued prior to the adoption by its Board of Directors of the resolutions authorizing such Plan of Merger.

    7. In the event that the Plan of Merger shall have been so approved by the shareholders entitled to vote of the terminating corporation, the constituent corporations stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of West Virginia and of the State of Delaware, and that they will cause to be performed all necessary acts within the State of West Virginia, the State of Delaware, and elsewhere to effectuate the merger.

    8. The Boards of Directors and the proper officers of the constituent corporations are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

    9. The effective date of the merger herein provided for shall be the date upon which the merger becomes effective under the laws of the State of Delaware.



Approved by HEALTHCARE COMPUTING SYSTEMS, INCORPORATED
and by its Board of Directors on  1/29/97         .
                                -----------------

Approved by CAREFLOW NET, INC.
and by its Board of Directors on  1/29/97         .
                                -----------------


                                         -2-
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                              CERTIFICATE OF CORRECTION
                      OF THE CERTIFICATE OF MERGER WHICH MERGES
                     HEALTHCARE COMPUTING SYSTEMS, INCORPORATED,
                            A WEST VIRGINIA CORPORATION,
                          WITH AND INTO CAREFLOW NET, INC.,
                                A DELAWARE CORPORATION

                                ----------------------




         FIRST:    The name of the corporation is CAREFLOW NET, INC.

         SECOND:   The date the Certificate of Merger was filed by the
Department of State is February 28, 1997.

         THIRD:    The fifth paragraph of the Certificate of Merger
inaccurately set forth the par value of the Stock of the corporation as $.01 per share. Said paragraph is corrected to read as follows:

                   WHEREAS the total number of shares of stock which CAREFLOW NET, INC. has authority to issue is Thirty Million (30,000,000) shares of Common Stock with a par value of $.001 per share and Five Million (5,000,000) shares of Preferred Stock with a par value of $.001 per share; and

         IN WITNESS WHEREOF, this certificate has been subscribed this 13th day of November, 1997 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.
                             CAREFLOW NET, INC.

                              /s/ J. Calvin Kaylor
                             ---------------------------------------
                             J. Calvin Kaylor, President